EXHIBIT 10.2

CARDIOGENICS HOLDINGS INC.

6295 Northam Drive, Unit 8

Mississauga, Ontario L4V 1W8 Canada

Tel: 905.673.8501   •   Fax: 905.673.9865

___________________, 2013

___________________________

___________________________

___________________________

Re:	Interest Escrow Account / Series B Convertible Debenture No. SBCD-__ dated ____________, 2013 in the Original Principal Amount of $________________ (the “Debenture”)

Dear _________________:

This will confirm, as required by § 1 (b) of the Debenture, that CardioGenics Holdings Inc. (“CardioGenics”) will establish an escrow account with TD Bank Canada (or such other comparable bank as CardioGenics may determine) through which CardioGenics shall make the required monthly interest payments to you pursuant to the terms of the Debenture (the “Interest Escrow Account”).

The Interest Escrow Account shall be established prior to the date the first interest payment under the Debenture is due and payable. Further, at the time the Interest Escrow Account is established, CardioGenics will deposit into the Interest Escrow Account an amount equal to 12 months’ interest under the Debenture. Based on the 10% interest rate under the Debenture, the amount of that deposit will be $_______________. The Interest Escrow Account will not be segregated and, therefore, will also contain funds that will be used by CardioGenics to make interest payments under other debentures. Notwithstanding this, the Interest Escrow Account will maintain an amount sufficient to pay the unpaid interest accrued under the Debenture during the first 12 months of the term of the Debenture.

After the first 12 interest payments are made to you from the Interest Escrow Account, all ensuing interest payments under the Debenture will no longer be made out of the Interest Escrow Account and will instead be made to you out of CardioGenics’ general corporate accounts.

____________________________

Interest Escrow Account

_____________________, 2013

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All interest payments shall be made to you, via wire transfer, in accordance with written wire instructions to be provided by you to CardioGenics.

If the foregoing accurately reflects your understanding of the terms regarding the Interest Escrow Account related to the Debenture, please indicated your agreement and acceptance by signing in the space provided below and returning to us a signed copy of this agreement.

Sincerely yours,
CARDIOGENICS HOLDINGS INC.

By:
Yahia Gawad, CEO

AGREED AND ACCEPTED: